Exhibit 99.1

Harvest Oil & Gas Announces Divestiture of San Juan Basin Assets and Sale of Magnolia Oil & Gas Corporation Shares

February 14, 2019

HOUSTON, Feb. 14, 2019 (GLOBE NEWSWIRE) -- Harvest Oil & Gas Corp. (OTCQX: HRST) (“Harvest” or the “Company”) today announced that it has entered into a definitive agreement to sell all of its interests in the San Juan Basin in New Mexico and Colorado to an undisclosed buyer for $42.8 million (subject to purchase price adjustments). The transaction is expected to close in April 2019 and has an effective date of October 1, 2018. The Company plans initially to use net proceeds to reduce outstanding borrowings under its revolving credit facility.

Harvest’s San Juan Basin production for the first nine months of 2018 averaged 23.7 MMcfe per day. The estimated proved reserves for the interests being divested, using fresh start accounting guidelines and SEC prices as of May 31, 2018 were 163.2 Bcfe (65% natural gas, 30% natural gas liquids and 5% crude oil) as previously detailed in the Company’s August 21, 2018 press release. UBS Investment Bank is acting as financial advisor and Kirkland & Ellis LLP is acting as legal advisor to Harvest on this transaction.

In addition, Harvest has sold all of its 4.2 million shares of Magnolia Oil & Gas Corporation stock (NYSE: MGY) for net proceeds of $51.7 million, which were used to reduce outstanding borrowings under the Company’s revolving credit facility. As of February 14, 2019, the Company had $55 million outstanding under its revolving credit facility.

About Harvest Oil & Gas Corp.

Harvest is an independent oil and gas company engaged in the efficient operation and development of onshore oil and gas properties in the continental United States. The Company’s assets consist primarily of producing and non-producing properties in the Barnett Shale, the San Juan Basin, the Appalachian Basin (which includes the Utica Shale), Michigan, the Mid-Continent areas in Oklahoma, Texas, Arkansas, Kansas and Louisiana, the Permian Basin and the Monroe Field in Northern Louisiana. More information about Harvest is available on the internet at https://www.hvstog.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond its control. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and, if applicable, its Current Reports on Form 8-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. Although the Company believes that the forward-looking statements contained in this press release are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Harvest Oil & Gas Corp., Houston, TX

Ryan Stash

713-651-1144

hvstog.com